EXHIBIT 16.1

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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C., 20549


We have read and agree with the comments in Item 4 of Form 8-K/A of Whispering Oaks International, Inc. dated August 6, 2002.

                              /s/ Merdinger, Fruchter, Rosen & Company, P.C. Merdinger, Fruchter, Rosen & Company, P.C. Certified Public Accountants
New York, New York
August 26, 2002